Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 2, 2013 (except as to the last paragraph of Note 2, as to which the date is July 17, 2013), in Amendment No. 10 to the Registration Statement (Form S-1 No. 333-181331) and related Prospectus of OncoMed Pharmaceuticals, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

July 17, 2013